Power of Attorney
The undersigned, being a director and/or officer of BB&T Corporation ("Company"), hereby nominates, constitutes, and appoints Tamera Gjesdal, Carla Brenwald, Sallie Stone, Robert J. Johnson, Jr., D. Burt Arrington and Bradley T.
  Kamlet, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf, and to file with the Securities and Exchange Commission ("Commission") the Initial Statement of Beneficial Ownership of Securities on Form 3, the Statement of Changes in Beneficial Ownership of Securities on Form 4, the Annual Statement of
  Changes in Beneficial Ownership of Securitites on Form 5, and any other statements, reports or filings, making such changes in said reports and filings as such attorney-in-fact deems appropriate, and, generally, to do all such things on behalf of the undersigned to comply with the provisions of the Securities and Exchange Act of 1934, as amended, and all requirements of the Commission.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, I hereby sign and seal this Power of Attorney this 24th day of January, 2012.
/s/ Anna R. Cablik
Anna R. Cablik